ASSET PURCHASE AGREEMENT


     Asset Purchase Agreement dated as of March 30, 1998, between INFORMATION MANAGEMENT ASSOCIATES, INC., a Connecticut corporation (the "Buyer"), and TELEMAR SOFTWARE INTERNATIONAL, LLC, a Delaware limited liability company (the "Seller").

     WHEREAS, the Buyer desires to purchase from the Seller substantially all of
the  Seller's  assets  and  properties   relating  to  Seller's   business  (the
"Business") as hereinafter specified;

     WHEREAS, the Seller is willing to sell, transfer, convey and assign the same to the Buyer upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and representations hereinafter stated, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1

                                   Definitions

     The following  capitalized  terms shall have the following  meaning in this
Agreement:

     1.1 "Accounts Receivable" has the meaning set forth in Section 2.1(a) hereof.

     1.2 "Administrative Services Termination Agreement" has the meaning set forth in Section 11.5 hereof.

     1.3 "Assigned Contracts" has the meaning set forth in Section 2.1(b) hereof.

     1.4  "Assumption  Agreement"  has the  meaning  set forth in  Section  12.3 hereof.

     1.5 "Bill of Sale" has the meaning set forth in Section 11.3 hereof.

     1.6 "Code" means computer programming code. Except as otherwise specified, Code shall include both Object Code and Source Code.

     (a) "Object Code" means the machine-readable form of the Code.

     (b) "Source Code" means the human-readable form of the Code, including all comments and any procedural code such as job control language.

     1.7 "Copyright Interests" means all the interests that Seller may own, or have the right to sublicense hereunder, in registered or unregistered copyrights and copyright registrations in the United States and any renewal or extension thereof, together with all other copyright interests accruing by reason of international copyright conventions and any moral rights pertaining thereto, including the right to sue for, settle or release any past, present or future infringement thereof.

     1.8 "Documentation" means all written materials (and machine-readable text subject to display and printout) that relate to and/or describe particular Code. Except as otherwise specified, Documentation shall include Development Documentation and User Documentation.

     (a) "Development Documentation" means all Documentation used in conjunction with Source Code in the development process.

     (b)  "User   Documentation"   means  all   Documentation  in  the  form  of
instructions and manuals provided to end-user customers.

     1.9 "Effective Date" shall have the meaning given such term in the Recitals hereof.

     1.10 "Litigation" has the meaning set forth in Section 9.7 hereof.

     1.11 "Note" has the meaning set forth in Article 7 hereof.

     1.12 "Products" means all forms of Code and Documentation owned by Seller, including, without limitation, those listed in Schedule 1.12 attached hereto.

     1.13 "Purchased Assets" has the meaning set forth in Section 2.1 hereof.

     1.14 "Related Documents" means the Bill of Sale, the Assumption Agreement, the Sublease Termination Agreement, the Administrative Services Termination Agreement and the Security Agreement Termination Agreement.

     1.15 "Security Agreement Termination Agreement" has the meaning set forth in Section 11.6 hereof.

     1.16 "Sublease Termination  Agreement" has the meaning set forth in Section
11.4 hereof.

     1.17 "Subsidiary" means a corporation, company, or other entity (1) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are owned or controlled, directly or indirectly, by a party hereto, or (2) that does not have outstanding shares of securities, as may be the case in a partnership, joint venture, or unincorporated association, but more than fifty percent (50%) of the ownership interest representing the right to make the decisions for such corporation, company, or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a party hereto. Such corporation, company, or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

     1.18 "Trademark Interests" means all interests Seller may own, or have the right to sublicense hereunder, in the United States and foreign common law trademarks, service marks, logos, designs, product and business identifiers and tradedress including, without limitation, those set forth in Schedule 1.18 attached hereto and all registrations and applications for registration thereof, including the right to sue for, settle, or release any past, present, or future infringement thereof or unfair competition involving the same.


                                    ARTICLE 2

                    Transfer of Assets and Grant of Licenses

     2.1 Transfer of Assets. Upon the terms and subject to the conditions of this Agreement, and upon the basis of the covenants, representations and warranties of Seller set forth below, at the closing referred to in Article 8 hereof (the "Closing") Buyer agrees to purchase, accept, and acquire from Seller, and Seller agrees to sell, transfer, assign, convey, and deliver to Buyer, all right, title, and interest of Seller in and to all of the rights and assets, real, personal, and mixed, tangible or intangible relating to the
Business, as owned or held by Seller, which assets shall hereinafter collectively be referred to as the "Purchased Assets." Without in any way limiting the generality of the foregoing, the Purchased Assets shall include all right, title and interest owned or held by Seller in the following:

     (a) the accounts receivable owned by Seller, including, without limitation, the accounts receivable described in Schedule 2.1(a) attached hereto ("Accounts Receivable").

     (b) all rights, privileges and claims of the Seller (including, without limitation, rights and claims to refunds and adjustments) in, to and under license agreements, maintenance agreements and other agreements and contracts relating to the Business, including without limitation, those which are listed on Schedule 2.1(b) (the "Assigned Contracts");

     (c) all equipment and devices (including data processing hardware and related telecommunications equipment, media, and tools) used in the Business (the "Computer Equipment"), including Seller's rights under all related warranties;

     (d) all office furniture and fixtures used in the Business (the "Office Furniture");

     (e) the Trademark Interests and Copyright Interests and all other intellectual property rights, trade secrets and proprietary information, processes and formulae used in the Business or necessary for the ownership and use of the Purchased Assets;

     (f) copies of the Products;

     (g) all claims Seller may have against any person relating to or arising from the Purchased Assets or the Business, including rights to recoveries for damages or defective goods, to refunds, insurance claims, and chooses in action ("Claims");

     (h) copies of all books, records, sales brochures and marketing information directly relating to the Business;

     (i) the goodwill and intangible assets of the Business, the right to all operating and trade names associated with the Business including, without limitation, the names "Telemar Software International" or any variations of such name, as part of or in connection with the Business, all telephone listings, telephone numbers and telephone advertising contracts, all lists of customers and prospective customers, files, books and records and other information relating to the day to day carrying on of the Business, all necessary licenses and authorizations and any other rights used in connection with the Business (the "Goodwill").

     To the extent either party collects or is in receipt of any monies, credits or other property or funds or payments (including securities) relating to accounts receivable, refunds, prepayments or otherwise that the other party hereto is entitled to receive pursuant to the terms of this Agreement, and that are or should have been paid or delivered to the other party hereto, such party receiving those monies, credits, or other property or funds shall immediately notify the other party and forward same to such other party within five (5) days of its receipt thereof.


                                    ARTICLE 3

                            [INTENTIONALLY RESERVED]

                                    ARTICLE 4

                          Instruments of Conveyance and
                         Transfer, Records, Access, Etc.

     4.1 At the Closing, the Seller shall deliver to the Buyer the Bill of Sale with respect to the Purchased Assets.

     4.2 The Buyer shall, following the Closing, give to the Seller and its authorized representatives such access, during normal business hours and upon prior notice, to such books and records constituting part of the Purchased Assets as shall be reasonably necessary for the Seller to review and utilize in connection with its preparation and filing of tax returns regarding the Business for periods prior to the Closing Date, and the opportunity to make extracts and copies of such books and records at the expense of the Seller. The Buyer agrees that it shall not, for a period of six (6) years following the Closing, destroy or cause to be destroyed any such books or records without first obtaining the consent of the Seller.


                                    ARTICLE 5

                            Assumption of Liabilities

     5.1 Assumption of Liabilities. The Buyer shall assume the following liabilities and obligations of the Seller relating to the Business:

     (a) All liabilities and obligations of the Seller as of the Closing Date of every kind or nature whatsoever, whether known or unknown, liquidated or unliquidated, absolute or contingent, accrued or unaccrued, asserted or unasserted, and whether, appearing on the March 27, 1998 Balance Sheet (as hereinafter defined) including, without limitation, all accounts payable to third parties, (ii) accrued expenses payable, (iii) commissions payable, (iv) sales tax payable which is not delinquent, and (v) other current liabilities, including, all those liabilities listed on Exhibit 5.1(a) attached hereto, but excluding the Excluded Liabilities (as hereinafter defined);

     (b) all liabilities and obligations arising on or after the Closing relating to the Purchased Assets;

     (c) broker fee payable to Southport Partners, L.P. in an amount not to exceed $200,000(the "Broker Fee"); and

     (d) to the extent it is determined that Seller shall be responsible for the payment of any additional expenses of a nature set forth in Schedule 7.1(a) hereof for liabilities incurred prior to the Closing Date, Buyer shall increase the Purchase Price (as set forth in Article 7 hereof) by such amount, such increase to be payable in cash.

     For convenience of reference, the liabilities and obligations of the Seller being assumed by the Buyer as aforesaid are hereinafter collectively called the "Assumed Liabilities."


                                    ARTICLE 6

                          Obligations Not Being Assumed

     6.1 Excluded Liabilities. Notwithstanding any other provision to the contrary in this Agreement, the following liabilities and obligations (the "Excluded Liabilities") are expressly excluded from the obligations and liabilities to be assumed by Buyer hereunder: (i) liabilities for any and all income, franchise, gains or profits taxes or other similar taxes owed by Seller,
(ii) any and all liabilities and obligations to the members of Seller, including all liabilities and obligations for indemnification; (iii) all liabilities and obligations of Seller under this Agreement and the Related Documents or with respect to or arising out of the transactions contemplated hereby or thereby;
(iv) liabilities set forth on Schedule 7.1(a), together with liabilities that would be reflected under the same caption subject to Section 5.1(d) hereof and
(v) legal and other costs and expenses of Seller with respect to the transactions contemplated herein and in the Related Documents except for the Broker Fee, Buyer shall not be responsible to pay, perform or discharge, any of such Excluded Liabilities:

     6.2 Excluded Assets. Buyer and Seller agree that Buyer will not acquire any cash, cash equivalents, or bank accounts of Seller (hereinafter, the "Excluded Assets").


                                    ARTICLE 7

                           Purchase Price and Payment

     7.1 Purchase Price. The consideration for the Purchased Assets (the "Purchase Price"), shall consist of the following: (a) $279,758.69 in cash payable by check or wire transfer at Closing, which is equal to the aggregate amount of certain liabilities on the March 27, 1998 Balance Sheet which are set forth on Schedule 7.1(a) (the "Paid Liabilities"), (b) within seven (7) business days following the Closing Date, deliver to Seller's designees an aggregate of 68,571 shares of common stock, no par value per share of Buyer (the "IMA Shares") as set forth on Schedule 7.1(b), (c) forgiveness of the outstanding principal of and accrued interest on that certain promissory note of Seller in favor of Buyer in the original principal amount of $650,000 dated September 1, 1996 (the "Note"), (d) forgiveness of $374,822 in expenses payable to Buyer as shown on the March 27, 1998 Balance Sheet, and (e) assumption by Buyer of the Assumed Liabilities.

     7.2 Purchase Price Allocation. The allocation of the Purchase Price for tax purposes among the Purchased Assets shall be determined by mutual agreement between the Buyer and the Seller.


                                    ARTICLE 8

                                     Closing

     The Closing shall, unless another date or place is agreed to in writing by the parties hereto, take place at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 225 Asylum Street, Hartford, Connecticut 06103 at 10:00 a.m. local time on March 30, 1998 (the "Closing Date").


                                    ARTICLE 9

                  Representations and Warranties of the Seller

     The Seller represents and warrants to the Buyer as follows:

     9.1 Corporate Organization; Good Standing; Qualification and Power. The Seller is a limited liability company validly existing and in good standing under the laws of the State of Delaware, and the Seller has all requisite power and authority to execute and deliver, and to perform all of its obligations under this Agreement and the Related Documents.

     9.2 Authority. The execution, delivery and performance by the Seller of this Agreement and the Related Documents is (i) within the Seller's limited liability company powers, (ii) has been duly authorized by all necessary limited liability company action, and (iii) does not contravene Seller's charter or operating agreement or any law or contractual restriction binding on Seller except for violations which would not have a material adverse effect on the ability of the Seller to consummate the transactions contemplated hereby. Each of this Agreement and the Related Documents constitutes the legal, valid and binding obligation of Seller enforceable against the Seller in accordance with its terms.

     9.3 Consents. Except as set forth on Schedule 9.3, no consent or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other third-party is required for the due execution, delivery and performance by the Seller of this Agreement or the Related Documents.

     To the extent that any Purchased Asset may not be sold, assigned, transferred, delivered, subleased or sublicensed (each such term being hereinafter referred to as a "Transfer") without the consent of a third party, which consent Seller is unable to obtain for any reason whatsoever, or if the transfer or attempted Transfer of any such Purchased Asset would constitute a breach of contract or a violation of any law, writ, injunction, decree, judgement, order or arbitration award, this Agreement shall not constitute a Transfer or attempted Transfer of such Purchased Asset (any such Purchased Asset shall hereinafter be referred to as a "Restricted Asset"). Seller shall use all reasonable efforts, and Buyer shall cooperate with Seller, to obtain such consents. To the extent that any consent necessary to Transfer any Restricted Asset is not obtained prior to the Closing Date, Seller shall use all reasonable efforts to (i) provide to Buyer, at Buyer's request, the benefit of such Restricted Asset, (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to Buyer, and (iii) enforce, at the request and for the account of Buyer, any rights of Seller arising in respect of any Restricted Asset against any third party.

     9.4 Title to Property. The Seller holds title to all of the Purchased Assets free and clear of liens, claims or encumbrances, except those set forth in Schedule 9.4 attached hereto, and liens for taxes not yet due and payable.

     9.5 Financial Statements. Seller has delivered to Buyer copies of unaudited statements of income and earnings for fiscal year 1997 and the balance sheet for the Business as of December 31, 1997 (the "1997 Financial Statement") and as of March 27, 1998 (the "March 27, 1998 Balance Sheet" and, together with the 1997 Financial Statement, the "Financial Statements"). The Financial Statements are complete, have been prepared in accordance with generally accepted accounting principles, consistently applied, fairly present the financial condition of Seller as of the respective dates thereof and disclose all liabilities of the Seller, whether absolute, contingent, accrued or otherwise, existing as of the date thereof which are of a nature required to be reflected in financial statements prepared in accordance with generally accepted accounting principles.

     9.6 Employees.

     (a) Schedule 9.6(a) hereto contains a true and correct statement of the names of employees related to the Business, their titles, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and the amount of vacation time each has accrued as of March 30, 1998.

     (b) Except as set forth on Schedule 9.6(b) hereto, Seller has complied in all material respects with all laws relating to the employment of labor, including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining, the Employee Retirement Income Security Act of 1974 ("ERISA") and the payment of social security and other taxes, and to its knowledge Seller is not aware of any material labor relations problems.

     (c) Seller does not maintain or sponsor any defined benefit plan for its employees under the provisions or subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") nor does Seller contribute to any multi-employer plan covered by Title IV of ERISA.

     9.7 Litigation. Except as set forth on Schedule 9.7, there is no suit, action, administrative proceeding, arbitration or other proceeding or governmental investigation pending or, to the knowledge of Seller, threatened, relating to the Business ("Litigation").

     9.8 Investment Representations.

     (a) Seller's members are acquiring the IMA Shares issued pursuant to this Agreement for investment and not with a view to the distribution thereof. The Seller acknowledges that the IMA Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act") by reason of a specific exemption from the registration requirements thereof which depends upon, among other things, the bona fide nature of the investment intent of Seller's members, as expressed herein. The Seller acknowledges that the IMA Shares must be held indefinitely unless the Shares are subsequently registered under the 1933 Act or an applicable exemption from the registration requirements thereof is available.

     Each certificate representing the IMA Shares and any other securities issued in respect of the Shares upon any stock split, stock dividend,
recapitalization,   merger,   consolidation  or  similar  event,  shall  (unless
permitted by law) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws, rules or regulations):

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT EXCEPT PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     (b) The Seller is (and the members of Seller are) sophisticated in business and financial matters and capable of evaluating the merits and risks of an investment in the IMA Shares.

     (c) The members of Seller have been provided with copies of the following documents: (i) Prospectus, dated July 30, 1997 relating to Buyer's initial public offering of common stock; (ii) Form 10-Q of Buyer for the quarter ended June 30, 1997; (iii) Form 10-Q of Buyer for the quarter ended September 30, 1997; and (iv) Form 10-K for the year ending December 31, 1997 (collectively, the "IMA SEC Documents") containing certain financial and other information regarding Buyer. The members of Seller have been provided with opportunities to meet with and ask questions of Buyer's management regarding the Buyer's business, financial condition and prospects.

     9.9 First Agreement. Buyer acknowledges that the Business was purchased by Seller from Buyer pursuant to an Asset Purchase Agreement, dated as July 31, 1996 (the "First Agreement"), in which Buyer made various representations and warranties to Seller about the Business. To the extent that any of the foregoing representations and warranties, or any representations or warranties contained in any other instrument, certificate, document or agreement delivered by Seller in connection herewith are based upon information provided to Seller by Buyer in connection with the First Agreement, Seller shall have no liability to Buyer with respect thereto, whether pursuant to Section 13.2 of this Agreement or otherwise.


                                   ARTICLE 10

                   Representations and Warranties of the Buyer

     10.1 Organization, Standing and Power. The Buyer is a corporation duly organized and validly existing and in good standing under the laws of the State of Connecticut and the Buyer has all requisite corporate power and authority to execute and deliver, and to perform all of its obligations under this Agreement and the Related Documents.

     10.2 Authority. The execution, delivery and performance by the Buyer of this Agreement and the Related Documents is (i) within the Buyer's corporate powers; (ii) has been duly authorized by all necessary corporate action; and
(iii) does not contravene Buyer's charter or by-laws or any law or contractual restriction binding on Buyer. Each of this Agreement and the Related Documents constitutes the legal, valid, binding obligation of Buyer enforceable against the Buyer in accordance with its terms.

     10.3 Governmental Authorization. No consent or approval or other action by, and no notice to or filing with any governmental authority or regulatory body is required for the due execution, delivery and performance by the Buyer of this Agreement or the Related Documents.

     10.4 Condition of Assets. Except as expressly provided in Section 9.4, the Buyer acknowledges that the Seller makes no representation or warranty as to the condition of the Purchased

Assets, and that such assets are being acquired "as is" and "where is."


                                   ARTICLE 11

                     Conditions to Obligations of the Buyer

     The obligations of the Buyer to perform this Agreement are subject to the satisfaction of the following conditions unless waived by the Buyer in writing:

     11.1 Representations and Warranties. Subject to Section 9.9, the representations and warranties of the Seller set forth in Article 9 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, and the Buyer shall have received a certificate signed by an officer of the Seller to that effect at the Closing.

     11.2 Performance of Obligations of the Seller. The Seller shall have performed all obligations required to be performed by it prior to or on the Closing under this Agreement, and the Buyer shall have received a certificate signed by an officer of the Seller to that effect at the Closing.

     11.3 Bill of Sale. The Buyer shall have received a duly executed bill of sale and assignment (the "Bill of Sale") in substantially the form of Schedule
11.3 attached hereto which shall transfer, convey and assign to the Buyer the Purchased Assets referred to in Article 2.

     11.4 Sublease. Seller shall have executed a Sublease Termination Agreement in substantially the form of Schedule 11.4 attached hereto (the "Sublease Termination Agreement") which shall terminate that certain Sublease Agreement between Buyer and Seller dated as of September 1, 1996.

     11.5 Administrative Services Agreement. Seller shall have executed an Administrative Services Termination Agreement in substantially the form of
Schedule 11.5 attached hereto (the "Administrative Services Termination Agreement") which shall terminate that certain Administrative Services Agreement between Buyer and Seller dated as of September 1, 1996.

     11.6 Security Agreement Termination Agreement. Seller shall have executed a Security Agreement Termination Agreement in substantially the form of Schedule
11.6 attached hereto which shall terminate that certain Security Agreement between Buyer and Seller dated as of September 1, 1996.

     11.7  Investment  Representation  Letter.  The Buyer shall have received an
Investment   Representation   Letter  from  Seller  or  from  Seller's   members
satisfactory to Buyer.


                                   ARTICLE 12

                     Conditions of Obligations of the Seller

     The obligations of the Seller to perform this Agreement are subject to the satisfaction of the following conditions unless waived by the Seller in writing:

     12.1 Representations and Warranties. The representations and warranties of the Buyer set forth in Article 10 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, and the Seller shall have received a certificate signed by an officer of the Buyer to that effect at the Closing.

     12.2 Performance of Obligations of the Buyer. The Buyer shall have performed all obligations required to be performed by it prior to or on the Closing under this Agreement and the Seller shall have received a certificate signed by an officer of the Buyer to that effect at the Closing.

     12.3 Assumption Agreement. The Seller shall have received a duly executed instrument of assumption in substantially the form of Schedule 12.3 attached hereto whereby the Buyer shall assume the Assumed Liabilities specified in
Article 5 (the "Assumption Agreement").

     12.4 Sublease Termination Agreement. Buyer shall have executed the Sublease Termination Agreement.

     12.5 Administrative Services Termination Agreement. Buyer shall have executed the Administrative Services Termination Agreement.

     12.6 Security Agreement Termination Agreement. Buyer shall have executed the Security Agreement Termination Agreement.


                                   ARTICLE 13

                   Survival of Representations and Warranties;
                              Indemnification, Etc.

     13.1 Survival. All representations and warranties made by Buyer or Seller in this Agreement or pursuant to this Agreement, including, without limitation, all representations and warranties made on any Exhibit or Schedule hereto or document delivered hereunder, shall survive the Closing until the one hundred and eighty (180) days following the Closing (the "Survival Date").

     13.2 Indemnification by Seller. Seller hereby agrees to indemnify and to hold Buyer and its officers, directors, stockholders and affiliates harmless from, against and in respect of any and all losses, liabilities, damages, actions, suits, proceedings, claims, demands, assessments, judgments, costs and out-of-pocket expenses, including, without limitation, reasonable legal fees and expenses, suffered or incurred by Buyer by reason of (i) subject to Section 9.9, any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement by Seller contained in this Agreement or in any certificate, document or instrument delivered to Buyer pursuant hereto or in connection herewith; (ii) any liability or obligation of Seller not expressly assumed by Buyer pursuant to this Agreement; or (iii) the enforcement of this indemnity.

     13.3 Indemnification by Buyer. Buyer hereby agrees to indemnify and hold Seller and its officers, members and affiliates harmless from, against and in respect of any and all losses, liabilities, damages, actions suits, proceedings, claims, demands, assessments, judgments, costs and out-of-pocket expenses, including, without limitation, reasonable legal fees and expenses suffered or incurred by Seller by reason of: (i) any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement by Buyer contained in this Agreement or in any certificate, document or instrument delivered to Seller pursuant hereto or in connection herewith including, without limitation, satisfaction of the Assumed Liabilities; (ii) the enforcement of this indemnity; or (iii) the operation of the Business by Buyer on and after the Closing Date.

     13.4 Third Party Claims.

     (a) In order for Buyer and/or its officers, directors, stockholders and affiliates or Seller and/or its officers, members and affiliates as the case may be, to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any person, firm, governmental authority or corporation other than the Buyer or Seller, or their respective successors, assigns or affiliates (a "Third Party Claim") against the indemnified party, such indemnified party must notify the indemnifying party in writing of the Third Party Claim promptly after receipt by such indemnified party of written notice of the Third Party Claim. Thereafter, the indemnified party shall promptly deliver to the indemnifying party copies of all notices relating to the Third Party Claim.

     (b) If a Third Party Claim is made against an indemnified party, the indemnifying party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party

(provided such counsel is not reasonably objected to by the indemnified party). Should the indemnifying party elect to assume the defense of a Third Party Claim, the indemnifying party will not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party elects to so participate in or assume the defense of a Third Party Claim, the indemnified party will fully cooperate with the indemnifying party in connection with such defense.


                                   ARTICLE 14

                        Non-Competition; Employees, etc.

     14.1 Non-Competition. In consideration of the agreements of Seller contained herein, Seller hereby covenants that, for a period of five years from and after the Closing, Seller and its affiliates will not (i) solicit any present customers of Buyer that utilize Telemar(R), EDGE(R) or AdvantEdge(TM) software; (ii) solicit any lead or prospect that has been developed by Buyer in connection with the licensing of Telemar(R), EDGE(R) or AdvantEdge(TM) software;
(iii) develop or engage in any consulting business that competes in any manner with the consulting business of Buyer relating to Telemar(R), EDGE(R) or AdvantEdge(TM) software; (iv) solicit any employees of Buyer or Buyer's affiliates for employment with Seller or Seller's affiliates; or (v) engage in the licensing or sale of software products that are designed for a Unix-based or IBM AS 400 platform, whether such products are developed internally or acquired from third parties.

     14.2 Employees. Buyer hereby covenants and agrees that it will make an offer of employment to all of the persons listed in Schedule 9.6(b) attached hereto at the salary levels set forth therein.

     14.3 Disclaimer. Except as expressly provided in this Agreement, Seller makes no representation or warranty, express or implied, with respect to the Purchased Assets, including, but not limited to, any implied warranty of merchantability or fitness for a particular purpose.


                                   ARTICLE 15

                                  Miscellaneous

     15.1 Parties in Interest. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto. This Agreement is not intended and shall not be construed to create rights on behalf of any third parties other than the indemnified parties.

     15.2 Entire Agreement; Amendments. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to its subject matter. There are no representations, promises, warranties, covenants or undertakings other than as expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties, and any condition to a party's obligations hereunder may only be waived by such party. Any waiver must be in writing.

     15.3 Headings. The Article and Section headings contained in the Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15.4 Notices. All notices, claims, certificates, requests, demands and other communications hereunder will be given in writing and will be deemed to have been duly given if delivered personally or mailed (by registered or certified mail, postage prepaid) or delivered by guaranteed overnight delivery service as follows:

         If to the Buyer, to:

         Information Management Associates, Inc.
         One Corporate Drive, Suite 414
         Shelton, Connecticut  06484
         Attention:  Michael P. McGroarty, Esq.

         With a copy to:

         LeBoeuf, Lamb, Greene & MacRae, L.L.P.
         Goodwin Square, 13th Floor
         225 Asylum Street
         Hartford, Connecticut  06103
         Attention:  Thomas L. Fairfield, Esq.

         If to the Seller to:

         Telemar Software International, LLC
         One Corporate Drive, Suite 404
         Shelton, Connecticut 06484
         Attention:  Joseph R. LeMay, Jr.

         With a copy to:

         Squadron, Ellenoff, Plesent & Sheinfeld, L.L.P.
         551 Fifth Avenue
         New York, New York 10176-0001
         Attention:  Stephen J. Gulotta, Jr.

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any notice shall be deemed delivered (i) at the time of delivery, if delivered by hand, (ii) on the first business day after sending, if sent by overnight delivery service, or
(iii) two business days after sending, if sent by registered or certified mail.

     15.5 Bulk Sales Laws. The parties hereto hereby waive compliance with the provisions of the "bulk sales laws" of any state which may be applicable to the transactions contemplated hereby.

     15.6 Publicity. The parties hereto agree that all public announcements relating to this Agreement or the transactions contemplated hereby, including announcements to employees, will be made only as may be agreed upon by the parties hereto.

     15.7 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     15.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Connecticut.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day, month and year first written above.

                               BUYER:

                               INFORMATION MANAGEMENT ASSOCIATES,
                                 INC.


                                        /s/ Gary R. Martino
                               By:      ______________________________
                                        Gary R. Martino
                                        Chairman



                               SELLER:

                               TELEMAR SOFTWARE INTERNATIONAL, LLC


                                        /s/ Joseph R. LeMay, Jr.
                               By:      ______________________________
                                        Joseph R. LeMay, Jr.
                                        President and Chief Executive
                                          Officer





                           [Asset Purchase Agreement]

[The Registrant will furnish supplementally to the Commission a copy of any ommitted schedule upon request.]

Schedules and Exhibits

1.12      Products
1.18      Trademark Interests
2.1(a)    Accounts Receivable
2.1(b)    Assigned Contracts
5.1(a)    Certain Liabilities Assumed by Buyer
7.1(a)    Certain Non-Assumed Liabilities
9.3       Consents Required
9.4       Leased Assets
9.6(a)    Employees
9.6(b)    Employees - Exception
9.8       Litigation